Exhibit 10.2

Contract No.20141014-3

Julu County Ecological Agricultural Greenhouse

Phase Two 30MW Photovoltaic Power Generation Project

General Contract

Principal: Hebei Yangpu New Energy Technology Co., Ltd.

Contractor: Xinyu Xinwei New Energy Co., Ltd.

October 2014

Contract Agreement

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This agreement is signed between Hebei Yangpu New Energy Technology Co., Ltd. (hereinafter referred to as “Principal”) and Xinyu Xinwei New Energy Co., Ltd. (hereinafter referred to as “Contractor”) in October 2014 according to the following terms and conditions.

Whereas Contractor has obtained the general contract of Julu County Ecological Agricultural Greenhouse Phase Two 30MW Photovoltaic Power Generation Project, the conditions of the general contract shall be subject to Schedule 3; Principal has accepted that Contractor provides the above general contract service with total amount of RMB285 million (two hundred and eighty-five million yuan) (hereinafter referred to as “Total Contract Price”).

Both parties reach the following agreements with the contract price of RMB285 million:

I. The definitions of the words and terms in the contract shall be the same as those in contract terms.

II. Contract documents shall be able to construe and explain for each other. Unless otherwise specifically agreed in the contract, the order for authoritative interpretation shall be as follows:

(1) Contract agreement;

(2) Contract terms;

(3) Standard, specifications and relevant technical documents;

(4) Other relevant documents agreed by both parties.

The above documents shall complement and explain for each other. In case of any ambiguity or inconsistence, the foregoing list shall prevail with respect to interpretation. For those in the same text, in case of inconsistence of standards, the higher one shall prevail. Disputes shall be settled according to the methods agreed in Article 16.

III. Contract Construction Period: Date of commencement is May 15, 2015, and date of completion is August 31, 2015.

IV. Quality Standard: see Schedule 2 “Technical Agreement”

V. Scope of Contracting:

Including design of PV power generation area, comprehensive building, 110KV transmission project, procurement of equipment and materials, supply (supplied to construction site), civil engineering (including infrastructure and housing construction, etc.) installation work, technical service, debugging, until completion handing over general contracting work, specifically subject to Schedule 3.

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VI. Form of Pricing: fixed total price.

VII. Agreement Establishment and Effectiveness

1. Considering that Principal shall pay the amounts to Contractor as stipulated in the following article, Contractor hereby agrees to carry out survey and design, procurement of equipment and materials, supply, construction installation, technical service, training, debugging, commissioning, completion and warranty as stipulated in the contract.

2. Considering that Contractor shall carry out the survey and design, procurement of equipment and materials, supply, construction installation, technical service, training, debugging, commissioning, completion and warranty of the project, Principal hereby agrees to pay the contract price and other payables stipulated in the contract to Contractor according to the form and time as stipulated in the contract.

VIII. Payment

1. Payment Method: Principal pays 10% down payment, and 85% of project payment shall be paid to Contractor by Principal within 3 months after the project is completed. Warranty Amount is 5%.

2. If Principal fails to fulfill the above payment obligations in time after grid-connected power generation, Principal authorizes Contractor to directly collect all the gains from electricity charges generated by power station as agreed in the contract, for the sake of charging against such compensations for damages as construction price of the contract, liquidated damages for Principal’s overdue payment, interest loss and slowdown or shutdown and etc. Contractor enjoys priority of compensation of construction project price as for all the construction projects hereunder.

IX. Contract Taking Effect

1. Date of Entry into Contract: October 14, 2014.

2. Place of Entry into Contract: Xinyu City, Jiangxi Province.

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3. Conditions for the contract taking effect:

(1) The legal representatives or authorized representatives of both parties sign and affix seals on the contract; and,

(2) Both parties have confirmed and signed all the schedules listed in the contract.

X. Copies of Contract

1. The contract has four originals, which are of the equal effect, each party holding two copies respectively.

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(Signature Page)

Principal (affix a seal): Hebei Yangpu New Energy Technology Co., Ltd.	Contractor (affix a seal): Xinyu Xinwei New Energy Co., Ltd.

Account Opening Bank: Julu County

Sub-branch of Hebei Province

of Agricultural Bank of China

Account No.: 50229001040016829

Tax No.: 130529079977876

Address: No.2 Luban Road, Hebei Julu

Economic Development Zone, Julu County

Tel: 0319—4339892

Legal Representative or Authorized

Representative (signature):

Date:

Account Opening Bank: Business

Department of Xinyu Branch of

Industrial and Commercial Bank of China

Account No.: 1505202609200097602

Tax No.: 36050209947618

Address: Building 5, Pengxia Village,

Futang Management Office,

Chengbei Sub-district Office, Yushui District,

Xinyu City, Jiangxi Province

Tel: 0790-6861780

Legal Representative or Authorized

Representative (signature):

Date:

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